                                                                    EXHIBIT 23.2










                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Vianet Technologies, Inc. on Form S-1 of our report dated December 18, 1999, with respect to the consolidated balance sheets of Infinop Holdings, Inc. as of June 30, 1999 and 1998 and the related consolidated statements of operations, deficiency in shareholders' equity and cash flows for each of the years ended June 30, 1999 and 1998 appearing in the Prospectus, which is part of the registration statement.




                                                /s/ EDWARD ISAACS & COMPANY, LLP
New York, New York
February 11, 2000